As filed with the Securities and Exchange Commission on May 24, 2006

Registration No. 333-24647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COLLINS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Missouri	43-0985160
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

15 Compound Drive

Hutchinson, Kansas 67502-4349

(Address, including zip code, of Principal Executive Offices)

COLLINS INDUSTRIES, INC. 1997 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Donald Lynn Collins

President and Chief Executive Officer

Collins Industries, Inc.

15 Compound Drive

Hutchinson, Kansas 67502-4349

(620) 663-5551

(Name, address and telephone number of agent for service)

Copy to:

Gary D. Gilson, Esq.

Blackwell Sanders Peper Martin LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8000

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-24647) (the “Registration Statement”) of Collins Industries, Inc. (the “Company”) pertaining to 2,000,000 shares of the Company’s common stock, par value $0.10 per share, which was filed with the Securities and Exchange Commission (the “Commission”) and became effective May 4, 1997. The Registration Statement registered 2,000,000 shares of common stock for sale pursuant to the Company’s 1997 Omnibus Incentive Plan.

On January 19, 2006, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 23, 2006.

COLLINS INDUSTRIES, INC.
By:	/s/ Cletus C. Glasener
Cletus C. Glasener Vice President of Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Donald Lynn Collins
Donald Lynn Collins	Director, President and Chief Executive Officer (Principal Executive Officer)	May 23, 2006

/s/ Cletus C. Glasener
Cletus C. Glasener	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2006

/s/ Don L. Collins
Don L. Collins	Director, Chairman of the Board	May 23, 2006

/s/ Don S. Peters
Don S. Peters	Director	May 23, 2006

/s/ Arch G. Gothard, III
Arch G. Gothard, III	Director	May 23, 2006

/s/ William R. Patterson
William R. Patterson	Director	May 23, 2006